Exhibit 4.10


                CONSENT AND AGREEMENT TO SBCW REGISTRATION RIGHTS
                                       AND
               AMENDMENT TO EXISTING REGISTRATION RIGHTS AGREEMENT


         Reference is made to that certain Second Amended and Restated Registration Rights Agreement dated April 20, 1999, as amended, among SpectraSite Holdings, Inc. (the "Company"), the WCAS Purchasers, the Whitney Purchasers, the CIBC Purchasers and the Additional Purchasers, including TPC, each as defined therein (such agreement being referred to herein as the "Existing Registration Rights Agreement" and the Purchasers thereunder being referred to as the "Existing Holders"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Existing Registration Rights Agreement.

         SBC Transaction

         The Existing Holders understand that the Company currently anticipates entering into a joinder agreement with SBC Tower Holdings, LLC ("SBCW"), pursuant to which SBCW would become a party to the Existing Registration Rights Agreement and entitled to the benefits of a holder of "Restricted Stock" thereunder. Pursuant to Section 13(e) of the Existing Registration Rights Agreement, the Existing Holders named below (who collectively represent more than 60% of the voting power of the Restricted Stock and Management Stock currently outstanding) consent to the granting of the foregoing registration rights by the Company. The Existing Holders named below also agree that their execution of this consent shall be effective to modify the Existing Registration Rights Agreement pursuant to Section 13(e) thereof as if their signature appeared on the SBCW joinder agreement itself, and that if requested by the Company they will execute the joinder agreement itself, so long as the terms thereof are consistent in all material respects with the terms described in this letter.

         Trimaran Investment

         Pursuant to Section 13(e) of the Existing Registration Rights Agreement, the Existing Holders named below (who collectively represent more than 60% of the voting power of the Restricted Stock and Management Stock currently outstanding) agree that:

         (A) the first clause of the last sentence of Section 4(c) of the Existing Registration Rights Agreement be amended in its entirety and replaced by the following:

         "Except as provided in this paragraph (c) or pursuant to any registration rights set forth in the Registration Rights Agreement, dated as of November 20, 2000, by and among the Company and Trimaran Fund II, L.L.C., Trimaran Capital, L.L.C., Trimaran Parallel Fund II, L.P., CIBC Employee Private Equity Fund (Trimaran)

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         Partners and CIBC World  Markets  Ireland  Limited  (the  "Trimaran
         Registration  Rights Agreement"),";

         (B) clause (i) of the first paragraph of Section 6 of the Existing Registration Rights Agreement concerning an "underwriter's cutback" be amended in its entirety and replaced by the following:

         "(i) first, the securities the Company proposes to sell or the securities proposed to be sold pursuant to Sections 4 or 5 of the Trimaran Registration Rights Agreement,";

         (C) clause (ii) of the first paragraph of Section 6 of the Existing Registration Rights Agreement be amended to include therein the shares of Common Stock that are requested to be included in any "piggyback" registration pursuant to the Registration Rights Agreement, dated as of November 20, 2000, by and among the Company and Trimaran Fund II, L.L.C., Trimaran Capital, L.L.C., Trimaran Parallel Fund II, L.P., CIBC Employee Private Equity Fund (Trimaran) Partners and CIBC World Markets Ireland Limited.

The Existing Holders named below also agree that their execution of this consent shall be effective to modify the Existing Registration Rights Agreement pursuant to Section 13(e) thereof.

                CONSENT AND AGREEMENT TO SBCW REGISTRATION RIGHTS
                                       AND
               AMENDMENT TO EXISTING REGISTRATION RIGHTS AGREEMENT


WELSH, CARSON, ANDERSON &
STOWE VIII, L.P.

By: WCAS VIII Associates, L.L.C.,
Its General Partner


By:  /s/ Lawrence B. Sorrel
     ------------------------------
         Name: Lawrence B. Sorrel
         Title: Chairman of the Board

TOWER PARENT CORP. (Nextel)


By:   /s/ Steven M. Shindler
     ------------------------------
         Name: Steven M. Shindler
         Title: Director

CIBC WG ARGOSY MERCHANT
FUND 2, L.L.C.


By:   /s/ Steven A. Flyer
     -----------------------------
         Name: Steven A. FLyer
         Title: Attorney-in-Fact


J.H. WHITNEY III, L.P.

By: J.H. Whitney Equity Partners III, L.L.C.,
Its General Partner


By:   /s/ Daniel J. O'Brien
     ----------------------------
         Name: Daniel J. O'Brien
         Title: Managing Member